INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Voice It Worldwide, Inc. on Form S-8 (file numbers 333-12711 and 333-12713) of our report dated March 12, 1999 appearing in the Annual Report on Form 10-KSB of Voice It Worldwide, Inc. for the year ended December 31, 1998.




                           /s/ Ehrhardt Keefe Steiner & Hottman PC
                               Ehrhardt Keefe Steiner & Hottman PC


April 14, 1999
Denver, Colorado